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                                                             EXHIBIT 21.1


                                                 Jurisdiction of
Name                                              Incorporation
----                                             ---------------
Burke Flooring Products, Inc.                    California

Burke Rubber Company, Inc.                       California

Burke Custom Processing, Inc.                    California

Burkeline Construction Company, Inc.             California